UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 26, 2007
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS 60089
(Address of principal executive offices, zip code)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 26, 2007, Akorn, Inc. (“Akorn”) entered into an Exclusive Distribution Agreement dated as of March 22, 2007 (the “Agreement”) with the University of Massachusetts, as represented by the Massachusetts Biological Laboratories (“MBL”), pursuant to which, among other things, (i) MBL appointed and Akorn accepted appointment as the exclusive distributor of MBL’s Tetanus Diphtheria vaccine, 15 dose/vial and preservative — free Tetanus Diphtheria vaccine, 1 dose/vial (the “Product”) within the United States and Puerto Rico beginning on September 1, 2007, and ending on June 30, 2010, and (ii) Akorn agreed to purchase a certain minimum amount of doses of the Product during the term of the Agreement on the schedule provided therein.
     The description of the Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
       (d)   Exhibits.

10.1	Exclusive Distribution Agreement dated March 22, 2007 between Akorn, Inc. and the University of Massachusetts, as represented by the Massachusetts Biological Laboratories. *
* Confidential Treatment Requested for portions of this exhibit Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: March 28, 2007